PROSPECTUS SUPPLEMENT                       Filed Pursuant to Rule No. 424(b)(3)
(To Prospectus dated July 7, 2003)                    REGISTRATION NO. 333-96063



                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                          Share         Primary
                   Name of Company                         Ticker        Amounts    Trading Market
                   ---------------                         ------        -------    --------------
Agile Software Corporation                                  AGIL            4       NASDAQ
Ariba, Inc.                                                 ARBA           14       NASDAQ
CheckFree Corporation                                       CKFR            4       NASDAQ
Commerce One, Inc.                                          CMRC           1.2      NASDAQ
FreeMarkets, Inc.                                           FMKT            3       NASDAQ
Internet Capital Group, Inc.                                ICGE           15       NASDAQ
Nexprise, Inc.                                              NXPS          0.133     NASDAQ
Pegasus Solutions, Inc.                                     PEGS            2       NASDAQ
QRS Corporation                                             QRSI            1       NASDAQ
Retek, Inc.                                                 RETK            3       NASDAQ
SciQuest, Inc.                                              SQST           0.4      NASDAQ
VerticalNet, Inc.                                           VERT           0.6      NASDAQ


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is July 31, 2003.